As filed with the Securities and Exchange Commission on February 9, 2022

Registration No. 333-259394

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sunshine Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Colorado	8731	20-5566275
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R 0A5

(514) 426-6161

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dr. Steve N. Slilaty

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R 0A5

(514) 426-6161

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 212-930-9700	Anthony W. Basch, Esq. Chenxi Lu, Esq. Kaufman & Canoles, P.C. 1021 E. Cary St., Suite 1400 Richmond, Virginia 23219 804-771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Common Units (3)	$11,500,000	(2)(4)(5)	$1,066.05
Common stock, par value $0.001, included in the Common Units		(6)
Warrants included in the Common Units (7)		(6)
Pre-funded Units (8)		(5)(9)
Pre-funded Warrants included in the Pre-funded Units (10)		(11)
Warrants included in the Pre-funded Units (7)		(11)
Common stock underlying the Pre-funded warrants included in the Pre-funded Units
Common stock underlying the warrants included in the Common Units and the Pre-funded Units	$23,000,000	(2)	$2,132.10
Total	$34,500,000		$3,198.15	(12)

1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

2)	Calculated pursuant to Rule 457(o) on the basis of the maximum aggregate offering price of all of the securities to be registered.

3)	Each Common Unit consists of one share of common stock and two warrants, each whole warrant exercisable for one share of common stock.

4)	Includes shares and/or warrants representing 15% of the number of shares and warrants included in the Common Units offered to the public that the underwriters have the option to purchase to cover over-allotments, if any.

5)	The proposed maximum aggregate offering price of Common Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-funded Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Pre-funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Units and Pre-funded Units (including the shares of common stock issuable upon exercise of the Pre-funded warrants included in the Pre-funded Units), if any, is $11,500,000.

6)	Included in the price of the Common Units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

7)	The warrants are exercisable at a price per share equal to 100% of the Common Unit offering price.

8)	Each Pre-funded Unit consists of one Pre-funded warrant to purchase one share of common stock and two warrants, each whole warrant exercisable for one share of common stock.

9)	Includes Pre-funded warrants and/or warrants representing 15% of the number of Pre-funded warrants and warrants included in the Pre-funded Units offered to the public that the underwriters have the option to purchase to cover over-allotments, if any

10)	The Pre-funded warrants are exercisable at an exercise price of $0.001 per share.

11)	Included in the price of the Pre-funded Units. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

12)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Sunshine Biopharma, Inc. is filing this Amendment No. 3 to its registration statement on Form S-1 (File No. 333-259394) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

1.1	Form of Underwriting Agreement

3.1	Articles of Incorporation (1)

3.2	Certificate of Amendment to Articles of Incorporation filed November 2, 2009 (2)

3.3	Statement of Share and Equity Capital Exchange (3)

3.4	Articles of Amendment to Articles of Incorporation filed July 13, 2010 (3)

3.5	Articles of Amendment to Articles of Incorporation filed May 27, 2015 (4)

3.6	Articles of Amendment to Articles of Incorporation (5)

3.7	Articles of Amendment to Articles of Incorporation

3.8	Bylaws (1)

5.1	Opinion of Andrew I. Telsey, P.C.

5.2	Opinion of Sichenzia Ross Ference LLP

10.1	Patent Purchase Agreement with Advanomics Corporation (6)

10.2	Second Patent Purchase Agreement with Advanomics Corporation (7)

10.3	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated October 8, 2016, including Secured Convertible Promissory Note (8)

10.4	Amendment No. 1 to Patent Purchase Agreement with Advanomics Corporation dated December 28, 2016, including Secured Convertible Promissory Note (8)

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10.5	Form of Warrant for offering

10.6	Form of Pre-Funded Warrant for offering

10.7	Form of Warrant Agent Agreement

10.8	Financing Agreement with RB Capital Partners, Inc. (9)

10.9	Sponsored Research Agreement, dated October 6, 2020, between the Company and the University of Georgia Research Foundation, Inc. (previously filed) **

21	Subsidiaries (previously filed)

23.1	Consent of B F Borgers CPA PC (previously filed)

23.2	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1)

23.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.2)

99.1	Consent to be named as a director nominee of David Natan (previously filed)

99.2	Consent to be named as a director nominee of Dr. Andrew Keller (previously filed)

107	Filing Fee Table

EX-101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

EX-101.SCH	Inline XBRL Taxonomy Extension Schema Document

EX-101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

EX-101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

EX-101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

EX-101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

EX-104	Cover Page Interactive Data File (formatted in IXBRL, and included in exhibit 101).

** Portions of the exhibit have been omitted.

(1) Incorporated by reference to SB-2 filed with the SEC on October 19, 2007.

(2) Incorporated by reference to 8-K filed with the SEC on November 6, 2009.

(3) Incorporated by reference to 10-Q filed with the SEC on August 4, 2010.

(4) Incorporated by reference to 8-K filed with the SEC on June 1, 2015.

(5) Incorporated by reference to 8-K filed with the SEC on June 24, 2020.

(6) Incorporated by reference to 8-K filed with the SEC on October 9, 2015.

(7) Incorporated by reference to 8-K filed with the SEC on December 28, 2015.

(8) Incorporated by reference to 8-K filed with the SEC on March 14, 2016.

(9) Incorporated by reference to 8-K filed with the SEC on September 15, 2020.

(b) Financial statement schedule.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Point-Claire, Quebec, on February 9, 2022.

SUNSHINE BIOPHARMA, INC.

By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Steve N. Slilaty	Chief Executive Officer and Director	February 9, 2022
Dr. Steve N. Slilaty	(Principal Executive Officer)

/s/ Camille Sebaaly *	Chief Financial Officer	February 9, 2022
Camille Sebaaly	(Principal Financial and Accounting Officer)

/s/ Dr. Abderrazzak Merzouki *	Director	February 9, 2022
Dr. Abderrazzak Merzouki

/s/ Andrew I. Telsey *	Director	February 9, 2022
Andrew I. Telsey

/s/ James (JD) Kish *	Director	February 9, 2022
James (JD) Kish

/s/ Dr. Rabi Kiderchah *	Director	February 9, 2022
Dr. Rabi Kiderchah

 * By /s/ Dr. Steve N. Slilaty

Attorney-in-fact

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